PRICING SUPPLEMENT NO. 61                                     Rule 424 (b)(3)
DATED: April 14, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $15,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 04/02/98    Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 04/02/2018

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                            Optional               Optional
                          Redemption        Repayment              Repayment
Redeemable On             Price(s)          Date(s)                Price(s)
-------------             -----------       ----------             ----------

*                         N/A               N/A                    N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                             Maximum Interest Rate:

[_]         Commercial Paper Rate                Minimum Interest Rate:

[_]         Federal Funds Rate                   Interest Reset Date(s):

[_]         Treasury Rate                        Interest Reset Period:

[_]         LIBOR Reuters                        Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                           Interest Payment Period:

Index Maturity:

Spread (plus or minus):
-----------------------------------

* Commencing April 2, 1999 and on monthly dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Monthly on the 2nd, commencing May 2, 1998.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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